SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                         ______________________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           BANKATLANTIC BANCORP, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


             Florida                                 65-0507804
             -------                                 ----------
 (State or other jurisdiction of        (I.R.S. Employer Identification No.)
          incorporation)




     1750 E. Sunrise Boulevard
     Fort Lauderdale, Florida                          33304
     ------------------------                          -----
 (Address of principal executive                   (Zip code)
              offices)



If this Form relates to the               If this Form relates to the regist-
registration of a class of debt           ration of a class of debt securities
securities and is effective upon          and is to become effective simultan-
filing pursuant to General                eously with the effectiveness of a
Instruction A(c)(1) please check          concurrent registration statement
the following box. [ ]                    under the Securities Act of 1933 pur-
                                          suant to General Instruction A(c)(2)
                                          please check the following.  [  ]





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


       Title of Each Class                   Name of Each Exchange on Which
       to be so Registered                   Each Class is to be Registered
       -------------------                   ------------------------------

Class A Common Stock, $.01 par value             New York Stock Exchange





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the Registrant's Class A Common Stock, par value $.01 per share, to be registered hereunder is set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-2 (Registration No. 333-1212), filed with the Securities and Exchange Commission on February 9, 1996, which description is incorporated herein by reference.


ITEM 2.   EXHIBITS.
-------   ---------

1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             BANKATLANTIC BANCORP, INC.


                                             By:  /s/Jasper R.Eanes
                                                    Jasper R. Eanes
                                                Executive Vice President
                                                Chief Financial Officer




Date: June 25, 1997